                    FIFTH AMENDMENT TO RESTATED AND AMENDED
                           REVOLVING CREDIT AGREEMENT


     THIS AMENDMENT is made as of the 12th day of April, 1996, by and between Merrill Corporation, a Minnesota corporation (the "Borrower"), and First Bank National Association, a national banking association (the "Bank").


                                    RECITALS

     The Borrower and the Bank executed and delivered a Restated and Amended Revolving Credit Agreement, dated as of June 20, 1994, which was amended pursuant to an Amendment to Restated and Amended Revolving Credit Agreement, dated as of September 29, 1994, a Second Amendment to Restated and Amended Revolving Credit Agreement, dated as of April 20, 1995, a Third Amendment to Restated and Amended Revolving Credit Agreement dated as of August 29, 1995, and a Fourth Amendment to Restated and Amended Revolving Credit Agreement, dated as of February 29, 1996 (herein, as amended, the "Loan Agreement"), pursuant to which the Bank committed to extending certain financial accommodations to the Borrower on the terms and subject to the conditions therein contained.

     At the request of the Borrower, the Bank has agreed to further amend the terms and conditions of the Loan Agreement on the terms herein provided. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     NOW, THEREFORE, for One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. THE CORPORATE PRINTING COMPANY, INC. AND FMC RESOURCE MANAGEMENT CORPORATION. The Borrower and Merrill/New York Corporation have executed and delivered the CPC Purchase Agreement pursuant to which Merrill/New York Corporation has agreed to purchase certain assets of The Corporate Printing Company, Inc. and the other Affiliated Companies (as defined therein) and the Borrower has absolutely, unconditionally and irrevocably guaranteed the obligations of Merrill/New York Corporation thereunder. The Borrower has also executed and delivered the FMC Purchase Agreement pursuant to which the Borrower has purchased all the issued and outstanding stock of FMC Resource Management Corporation. To fund the purchase price under the CPC Purchase Agreement, the Borrower has requested the Bank to increase the Commitment on the terms herein contained.

     2. REPRESENTATIONS AND WARRANTIES. To induce the Bank to increase the Commitment, the Borrower hereby represents and warrants to the Bank that:

          (a) Copies of the fully executed CPC Purchase Agreement and the FMC Purchase Agreement have been delivered to the Bank concurrently therewith.


          (b) When the Borrower requests an Advance to fund the purchase of the assets pursuant to the CPC Purchase Agreement, the Borrower shall provide the Bank with a Draw Request in the form of Attachment I, which represents and warrants that the representations and warranties of the respective seller contained in the CPC Purchase Agreement are true and correct to the best of the Borrower's knowledge and that the acquisition will close pursuant to the terms of the CPC Purchase Agreement without material variance or waiver. The Borrower shall not be required to submit the Draw Request in connection with any Advance under the Loan Agreement which will be used for any other purpose.

          (c) The Borrower has delivered to the Bank combined pro forma financial projections, which incorporate the results of the Borrower's consolidated financial operations following the acquisition of the assets and stock pursuant to the CPC Purchase Agreement and FMC Purchase Agreement, and which represent the Borrower's best good faith estimates of the financial performance of the Borrower and its Subsidiaries for the periods provided.

          (d) Within 30 days of each Advance to fund the closing under the CPC Purchase Agreement, the Borrower, at its expense, will provide the Bank with copies of the transcripts containing the closing documents evidencing such closing, which shall be certified by the general counsel or the chief financial officer of the Borrower as true and complete.

          (e) The Borrower will deliver to the Bank, by June 20, 1996, the Guarantees executed by each Subsidiary other than the Subsidiaries described in Section 3(f) hereof, and the other documents and opinions, required by with the provisions of paragraph 2 of the Fourth Amendment to Restated and Amended Revolving Credit Agreement.

     3. CONDITIONS PRECEDENT OR CONCURRENT. This Amendment shall not take effect until the Borrower shall have delivered to the Bank the following documents, each of which must be in the form and content acceptable to the Bank:

          (a) Copies of the executed CPC Purchase Agreement and FMC Purchase Agreement, certified by the general counsel or chief financial officer of the Borrower as true and complete.

          (b)  The Revolving Note in the form attached hereto as Attachment II.

          (c) Resolutions of the Borrower's Board of Directors approving the execution and delivery of the CPC Purchase Agreement and the loans to the Borrower on the terms contained in the Loan Agreement.

          (d) A current good standing certificate for the Borrower from the Minnesota Secretary of State.

          (e) An origination fee of $150,000 which shall be payable by the Borrower and fully earned by the Bank upon the execution of this Amendment regardless of whether the full amount of the Commitment is advanced by the Bank.

          (f) Guaranties and the other documents and opinions required by paragraph 2 of the Fourth Amendment to Restated and Amended Revolving Credit Agreement of Merrill/New York Corporation, and FMC Resource Management Corporation, and Merrill/May, Inc.; provided that the Guaranties and the other documents and opinions for the other Subsidiaries shall be delivered to the Bank by June 20, 1996 in accordance with the provisions of paragraph 2 of the Fourth Amendment to Restated and Amended Revolving Credit Agreement.

          (g) Audited financial statements for The Corporate Printing Company, Inc. and its affiliates for the fiscal years ended December 31, 1993, and December 31, 1994, and unaudited financial statements for the fiscal year ended December 31, 1995, and the month ended January 31, 1996.

          (h) Reviewed financial statements for FMC Resource Management Corporation for the three most recently ended fiscal years.

          (i) A copy of the escrow agreement pursuant to which the purchase price under the CPC Purchase Agreement will be funded.

          (j) A letter from Fleet Bank addressed to the Borrower containing the loan payoff amounts and agreeing to release any liens on the assets of CPC in due ordinary course.

          (k) Incumbency certificates from the Borrower and each Guarantor, containing the specimen signatures of each officer executing the Fifth Amendment, Note and Guaranty, respectively.

          (l) An opinion from Oppenheimer Wolff & Donnelly, counsel to the Borrower, addressed to the Bank, in the form delivered to the sellers pursuant to the terms of the CPC Purchase Agreement.

          (m) An opinion from Steven J. Machov, general counsel of the Borrower and the Subsidiaries, in the form of Attachment III hereto.

     4. AMENDMENT TO LOAN AGREEMENT. The parties hereto hereby agree to amend the Loan Agreement as follows:

     (a) Section 1.01 DEFINITIONS of the Loan Agreement is hereby amended by adding or amending the following definitions:

          "`Cash Flow Leverage' means the ratio of (a) total Debt, including capital leases, at the end of each fiscal quarter, to (b) net income of the Borrower before extraordinary gains, plus depreciation and amortization expense, minus capital expenditures, calculated over the four consecutive quarters ending on the date of the test; provided, however, that (i) for the fiscal quarter ended July 31, 1996, adjusted net income shall be annualized by multiplying the quarterly result by four; (ii) for the fiscal quarter ended October 31, 1996, adjust net income shall be annualized by multiplying the result for the two consecutive quarters ending on the date of the test by two; and (iii) for the fiscal quarter ended January 31, 1997, adjusted net income shall be annualized by multiplying the result for the three consecutive quarters ending on the date of the test by four-thirds.

          `Commitment' means, from time to time, the difference between $60,000,000 and the outstanding face amounts of all Standby Letters of Credit; provided, however, that the Commitment shall reduce by the amount of any privately placed senior notes referred to in Section 7.02(f) hereof, but in no event shall the reduction(s) exceed $40,000,000 in the aggregate.

          `CPC Purchase Agreement' means the Asset Purchase Agreement dated as of April 12, 1996, by and among the Borrower, Merrill Acquisition Corp., the Affiliated Companies (including The Corporate Printing Company) and Shareholders (as defined therein).

          `Documentary Letters of Credit' means the documentary letters of credit issued for the account of the Borrower pursuant to the provisions of
     Section 2.14(b) hereof.

          `FMC Purchase Agreement' means the Stock Purchase Agreement dated as of March 29, 1996, by and among the Borrower and the shareholders of FMC Resource Management Corporation.

          `Standby Letters of Credit' means the standby letters of credit issued for the account of the Borrower pursuant to the provisions of Section 2.14(a) hereof.

          `Termination Date' means the earliest of (a) April 12, 1999, (b) the date on which the Commitment is terminated pursuant to Section 8.02 hereof or (c) the date on which the Commitment is reduced to zero pursuant to
     Section 2.13 hereof."

     (b) REVOLVING NOTE. Exhibit A to the Loan Agreement is hereby amended by substituting Attachment II to this Amendment in lieu thereof. Any reference in the Loan Agreement to Note shall refer to the Revolving Note attached hereto as Attachment II.

     (c) Section 2.07 INTEREST is hereby amended by (i) deleting the "three-quarters of one percent (0.75%)" in paragraphs (a) and (b) and substituting "one percent (1.00%)" therefore, and (ii) deleting the "minus one-quarter of one percent (0.25%)" contained in paragraph (c) thereof.

     (d) Section 2.12 COMMITMENT FEES is hereby amended by deleting "COMMITMENT FEES" and substituting "COMMITMENT AND OTHER FEES" therefor and by inserting the following sentence at the end thereof:

     "In addition, if by April 12, 1997, the Borrower has not received at least $15,000,000 from a private placement of senior notes, on terms acceptable to the Bank, the Borrower shall pay the Bank on that date, the sum of $75,000 as an additional commitment fee, to compensate the Bank for the continued commitment hereunder, which fee shall be considered earned when due, regardless of whether the Borrower thereafter raises additional permitted indebtedness."

     (e) Section 2.14 THE LETTERS OF CREDIT is hereby amended by deleting subparagraph (a) and substituting the following subparagraph therefor:

          "(a)   The Bank may, in its discretion, on the terms and subject to the conditions hereinafter set forth, and subject to the terms and conditions contained in the letter of credit applications executed by the Borrower in the form of Exhibit F hereof, issue the Standby Letters of Credit for the account of the Borrower in an aggregate face amount not to exceed $1,000,000. The Standby Letters of Credit shall mature within one year or on or before the Termination Date, whichever first occurs. The Borrower shall pay the Bank an application fee of $250 for each Standby Letter of Credit issued. In addition, the Borrower shall pay the Bank a letter of credit fee of 0.75% per annum of the face amount of the Standby Letter of Credit, payable in advance. The Borrower agrees to reimburse the Bank on demand for the amount of any draft drawn upon the Standby Letters of Credit."

     The "(b)" and "(c)" before each of the other subparagraphs of Section 2.14 are hereby deleted and "(c)" and "(d)" are substituted therefor, respectively. The following subparagraph (b) is hereby added to Section 2.14:

          "(b) The Bank may, in its discretion, issue Documentary Letters of Credit for the account of the Borrower, on the terms and subject to the conditions contained in the applications executed at the time of issuance."

     (f) Section 6.09 MAXIMUM CASH FLOW LEVERAGE is hereby amended by deleting the "5.0 to 1.0" contained therein and substituting "4.50 to 1.0" therefor.

     (g)  The following provision is hereby added as Section 6.10 of the Loan
Agreement:

          "Section 6.10 MINIMUM INTEREST, LEASE AND DIVIDEND COVERAGE. The Borrower will maintain at the end of each fiscal quarter, the ratio of (a) its net income before extraordinary gains, interest expense, income tax expense, amortization expense and operating lease expense, to (b) the sum of (i) total interest on interest bearing Debt, including the interest component of capitalized bases, (ii) the total payments on all operating leases, and (iii) the total dividends declared and paid (which ratio shall be calculated over the periods of one, two, and three consecutive fiscal quarters beginning, in each on May 1, 1996, and ending on July 31, 1996, October 31, 1996, and January 31, 1997, and over the period of four consecutive fiscal quarters ending on April 30, 1997, and the last day of each fiscal quarter thereafter) at not less than 2.00 to 1.0.

     (h) Section 7.02 INDEBTEDNESS is hereby amended by (i) deleting the period at the end thereof and substituting ";" therefor, (ii) deleting the "$1,500,000" contained in subsection (d) thereof and substituting "$5,000,000" therefor, and
(iii) and inserting the following subparagraphs:

          "(e) unsecured notes issued by the Borrower pursuant to the FMC Purchase Agreement in an aggregate amount not to exceed $2,000,000; and

          (f) privately placed senior notes issued on terms and subject to conditions approved in writing by the Bank."

     (i) Section 7.06 CONSOLIDATION AND MERGER; ACQUISITION OF ASSETS AND STOCK is hereby amended by adding the following sentence at the end thereof:

     "Anything herein to the contrary notwithstanding, the Borrower may expend up to $35,000,000 to acquire certain assets pursuant to the CPC Purchase Agreement and may expend up to $9,400,000 in cash, plus an additional $2,600,000 cash outlay for earnout, to acquire the stock pursuant to the FMC Purchase Agreement."

     (j)  The following provision is hereby added as Section 9.12 of the Loan
Agreement:

          "Section 9.12 PERMITTED ASSIGNMENTS. The Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Agreement. The Borrower's consent to the assignment shall be required, which may not be unreasonably withheld or delayed, unless an Event of Default, or any event with the giving of notice or passage of time or both, shall have occurred hereunder, in which case the Borrower's consent to assignment shall not be required. Such Assignment shall be substantially in a form as may be agreed to by the Bank and the Purchasers. On and after the effective date of such assignment, such Purchaser shall for all purposes be a lender to the Loan Agreement and shall have all the rights and obligations of a lender under the Loan Agreement, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Bank with respect to the percentage of the Commitment assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.12, the Bank and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment." The Bank shall be the agent for the Purchasers and shall collect an agency fee from them for acting in that capacity unless it otherwise elects.

     5. EXPENSES. The Borrower hereby agrees to reimburse the Bank for its expenses incurred in the preparation of this Fifth Amendment and the other writings executed by the parties in connection herewith, including reasonable attorneys' fees.

     6. MISCELLANEOUS. Except as amended hereby, all of the other terms of the Loan Agreement shall remain the same. This Fifth Amendment shall be governed by the laws of the State of Minnesota and may not be waived, amended or modified except in writing signed by all the parties hereto. The Borrower represents, warrants and agrees that as of the date hereof, the Borrower has no offsets, counterclaims or defenses against its obligations under the Loan Agreement, as amended hereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                   Merrill Corporation

                                   By:/s/Rick Atterbury
                                      ------------------------------------------
                                       Its: Executive Vice President

                                   By:/s/Kay A. Barber
                                      ------------------------------------------
                                       Its: CFO

                                   First Bank National Association

                                   By:/s/Steven L. Flack
                                      ------------------------------------------
                                       Its: Vice President

                                  ATTACHMENT I

                                  DRAW REQUEST


     Merrill Corporation, a Minnesota corporation (the "Borrower"), hereby submits this Draw Request to First Bank National Association, a national association, and its permitted successors, participants and assigns (the "Bank") pursuant to the provisions of paragraph 1 of the Fifth Amendment to Restated and Amended Revolving Credit Agreement, dated as of April 12, 1996 (the "Fifth Amendment to Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Fifth Amendment to Credit Agreement.

     1.   The Borrower hereby requests an Advance of $            which will be
used by the Borrower to fund the acquisition pursuant to the terms of the CPC Purchase Agreement (the "Purchase Agreement").

     2. The Advance should be made on April 12, 1996, by the Bank, pursuant to the following [wiring] instructions:
________________________________________________________________________________

_______________________________________________________________________________.


     3. The Borrower represents and warrants to the Bank that the representations and warranties of the seller(s) contained in the Purchase Agreement are true and correct to the best of the Borrower's knowledge and that the acquisition will close pursuant to the terms of the Purchase Agreement without material variance or waiver.

     IN WITNESS WHEREOF, the undersigned has executed this Draw Request on behalf of the Borrower, on this 12th day of April, 1996.


                                   MERRILL CORPORATION


                                   By:__________________________________________
                                       Its:_____________________________________

                                  ATTACHMENT II

                                    EXHIBIT A

                             RESTATED REVOLVING NOTE


$60,000,000                                               Minneapolis, Minnesota
                                                                  April 12, 1996



               For value received, the undersigned, Merrill Corporation, a Minnesota corporation, hereby promises to pay on April 12, 1999, to the order of First Bank National Association, a national banking association (the "Bank"), at its main office at Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Sixty Million Dollars ($60,000,000) or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the undersigned hereunder (the "Principal Balance"). Interest shall accrue on the Principal Balance remaining unpaid from time to time in accordance with the provisions of Section 2.07 of the Restated and Amended Revolving Credit Agreement dated as of June 20, 1994, by and between the undersigned and the Bank, as amended.

               This Note may be prepaid in whole at any time or from time to time in part only as permitted under Section 2.04 of the Restated and Amended Revolving Credit Agreement.

               This Note is issued pursuant to, and subject to, the Restated and Amended Revolving Credit Agreement, which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined in that Restated and Amended Revolving Credit Agreement). This Note represents the restatement of and an increase in the Restated Revolving Note dated August 29, 1995 payable by the undersigned, to the order of the Bank, and not the repayment thereof.

               This Note shall be immediately due and payable (including unpaid interest accrued hereon) without demand or notice thereof upon filing of a petition by or against the undersigned under the United States Bankruptcy Code.

               The undersigned hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced.

               Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        MERRILL CORPORATION


                                        By:_____________________________________
                                          Its:__________________________________


                                        By:____________________________________
                                           Its:________________________________

                                 ATTACHMENT III

                      OPINION OF BORROWER'S GENERAL COUNSEL

                              [MERRILL CORPORATION]

                                 April 12, 1996


First Bank National Association
First Bank Place
601 Second Avenue South
8th Floor
Minneapolis, MN  55402
Attention:  Mr. Steven L. Flack

Gentlemen:

               I am General Counsel to Merrill Corporation, a Minnesota corporation (the "Borrower"), and have represented the Borrower in connection with the execution and delivery of the $60,000,000 Restated Revolving Note payable to First Bank National Association, and the Fifth Amendment to Restated and Amended Revolving Credit Agreement, each of even date herewith. In my capacity as counsel to the Borrower, I have examined the following documents:

               a. The $60,000,000 Restated Revolving Note payable by the Borrower to the order of the Bank; and

               b. The Fifth Amendment to Restated and Amended Revolving Credit Agreement (the "Fifth Amendment"), which amends the Restated and Amended Revolving Credit Agreement, dated as of June 20, 1994, as amended as of September 29, 1994, April 20, 1995, August 29, 1995, and February 29, 1996
                    (herein, as amended, the "Credit Agreement"); and

               c. The Articles of Incorporation and the Bylaws of the Borrower; and

               d.   A Good Standing Certificate of the Borrower; and

               e. Certified Resolutions of the Board of Directors of the Borrower authorizing and approving the loan transaction.

I am also General Counsel to Merrill/New York Corporation, FMC Resource Management Corporation, and Merrill/May, Inc. (collectively, the "Guarantors"), and have represented them in connection with the execution and delivery of a Corporate Guaranty of even date herewith (the "Guaranty") of the indebtedness and other obligations owed to the Bank by the Borrower. In my capacity as counsel to the Guarantors, I have examined the following documents:

First Bank National Association
April 12, 1996
Page 2


               a.   The Guaranty; and

               b. The Articles of Incorporation and the Bylaws of each Guarantor; and

               c.   A Good Standing Certificate of each Guarantor; and

               d. Certified Resolutions of the board of Directors of each Guarantor authorizing and approving the execution and delivery of the Guaranty.

               I have also examined such other documents, official records and other instruments and such laws and regulations as I have deemed necessary in order to render this opinion. In such examination, I have assumed the genuineness of all signatures other than those of the officers of the Borrower and the Guarantors, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As used herein, "Loan Documents" shall mean the Restated Revolving Note, the Loan Agreement and the other documents delivered in connection therewith. Any undefined capitalized terms used in this opinion shall have the meanings assigned to them in the Loan Agreement.

               Based upon the foregoing, it is our opinion that:

               1. The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota, is duly qualified and in good standing in each state where the nature of its business requires such qualification, and has full corporate power and authority to execute and deliver the Loan Documents to which it is a party. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation. The Borrower and each Guarantor have all requisite power and authority to execute and deliver the Loan Documents and Guaranty, respectively, to perform its obligations under the Loan Documents and Guaranty, respectively, and to engage in the transactions contemplated thereby.

               2. The Loan Documents and Guaranty each constitute the legal, valid and binding obligations of the Borrower and each Guarantor, respectively, enforceable in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principles of equity.

First Bank National Association
April 12, 1996
Page 3


               3. The execution, delivery and performance by the Borrower of the Loan Documents, and by each Guarantor of the Guaranty, do not and will not
(i) require any consent or approval of the stockholders of the Borrower or any Guarantor or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any Guarantor, or of the Articles of Incorporation or Bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected, or (iv) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

               4. There is no litigation pending or, to the best of my knowledge (after due inquiry), threatened in any way questioning the execution or validity of any of the instruments and documents executed by the Borrower or any Guarantor in connection with the transaction contemplated by the Loan Documents; and there are no other legal or governmental proceedings pending, or to the best of our knowledge, threatened or contemplated by governmental authorities or others, by which the Borrower or any Guarantor is or may be bound, or to which any property of the Borrower or any Guarantor is or may be subject, which, if determined adversely to the Borrower or any Guarantor, would individually or in the aggregate have material, adverse effect on the financial position or results of operations of the Borrower or the Guarantor.

                                   Yours very truly,



                                   Stephen J. Machov
                                   General Counsel
                                   Merrill Corporation